                                                Filed Pursuant to Rule 424(b)(3)

                                           Registration Statement No. 333-112367

   PRICING SUPPLEMENT TO THE PROSPECTUS SUPPLEMENT NO. 372 DATED FEBRUARY 6,
                                2004 -- NO. 451

(GOLDMAN SACHS LOGO)
                         THE GOLDMAN SACHS GROUP, INC.
                          Medium-Term Notes, Series B

                             ----------------------

                                  $33,000,000
           2.875% Aggregate Mandatory Exchangeable Notes due May 2005
          (Exchangeable for Common Stock of a Basket of Eight Stocks)

                             ----------------------

     This pricing supplement and the accompanying prospectus supplement no. 372, relating to the aggregate mandatory exchangeable notes, should be read together. Because the aggregate mandatory exchangeable notes are part of a series of our debt securities called Medium-Term Notes, Series B, this pricing supplement and the accompanying prospectus supplement no. 372 should also be read with the accompanying prospectus dated February 6, 2004, as supplemented by the accompanying prospectus supplement dated February 6, 2004. Terms used here have the meanings given them in the accompanying prospectus supplement no. 372, unless the context requires otherwise.

     The aggregate mandatory exchangeable notes offered by this pricing supplement, which we call the "offered notes", have the terms described in the accompanying prospectus supplement no. 372, as supplemented or modified by the following:

ISSUER:  The Goldman Sachs Group, Inc.

BASKET STOCKS: the common stock of Abbott Laboratories, AstraZeneca PLC, Eli Lilly and Company, Forest Laboratories, Inc., Ivax Corporation, Johnson & Johnson, Schering-Plough Corporation and Wyeth with each stock having a relative weight on the trade date of 12.50%

FACE AMOUNT: each offered note will have a face amount equal to $100.00; the aggregate face amount for all the offered notes is $33,000,000

ORIGINAL ISSUE PRICE: $100.00 for the 250,000 notes traded on November 5, 2004 and $100.7159 for the 80,000 notes traded on November 9, 2004

NET PROCEEDS TO THE ISSUER: 99.95% of the face amount for the 250,000 notes traded on November 5, 2004 and 100.6655% of the face amount for the 80,000 notes traded on November 9, 2004

TRADE DATES: The notes were sold in two separate offerings. 250,000 notes were traded on November 5, 2004 at an issue price of $100.00; all investors who purchased these notes on that date paid the same issue price. An additional 80,000 notes were traded on November 9, 2004 at an issue price of $100.7159; all investors who purchased these notes on that date paid the same issue price. The notes traded on November 5, 2004 are fully fungible with those traded on November 9, 2004.

SETTLEMENT DATE (ORIGINAL ISSUE DATE): November 15, 2004

STATED MATURITY DATE:  May 16, 2005, unless extended for up to six business days

INTEREST RATE (COUPON):  2.875% per year

INTEREST PAYMENT DATES: February 16 and May 16, commencing on February 16, 2005 and ending on the stated maturity date

REGULAR RECORD DATES: for the interest payment dates specified above, five business days before each interest payment date

CUSIP NO.:  38143Y608

     Your investment in the notes involves certain risks. We encourage you to read "Additional Risk Factors Specific to Your Note" beginning on page S-3 of the accompanying prospectus supplement no. 372 so that you may better understand those risks. The offered notes are not principal-protected and the payment amount is capped.

                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

     Goldman Sachs may use this pricing supplement in the initial sale of the offered notes. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this pricing supplement in a market-making transaction in an offered note after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PRICING SUPPLEMENT IS BEING USED IN A MARKET-MAKING TRANSACTION.

                              GOLDMAN, SACHS & CO.

                             ----------------------

                   PRICING SUPPLEMENT DATED NOVEMBER 5, 2004.

PRINCIPAL AMOUNT:                     On the stated maturity date, each offered
                                      note will be exchanged for, with respect to each basket stock, a number of shares of that basket stock equal to the exchange rate for that basket stock or, at the option of Goldman Sachs, for the cash value of that basket stock based on the relevant final basket stock price.

EXCHANGE RATE FOR EACH BASKET
STOCK: If the final basket stock price equals or exceeds the relevant threshold appreciation price, then the exchange rate will equal a number of shares of that basket stock equal to the relevant threshold fraction multiplied by the weighting amount for that basket stock for each offered note outstanding. The face amount for one offered note equals $100.00. Otherwise, the exchange rate for the relevant basket stock will equal a number of shares of that basket stock equal to the weighting amount for that basket stock for each offered note outstanding. The exchange rate is subject, in certain circumstances, to anti-dilution adjustment as described in the accompanying prospectus supplement no. 372.

                                      Please note that the amount you receive
                                      for each $100.00 of outstanding face
                                      amount on the stated maturity date could be substantially less than $100.00 and will not in any event exceed $125.00, which represents the sum of the products, with respect to each basket stock, of the relevant threshold appreciation price multiplied by the relevant weighting amount. You could lose your entire investment in the offered notes.

INITIAL BASKET STOCK PRICE:           The initial stock price for each of the
                                      basket stocks is as follows:

                                                   1.   Abbott Laboratories..........   $44.352 per share
                                                   2.   AstraZeneca PLC..............   $43.283 per share
                                                   3.   Eli Lilly and Company........   $57.619 per share
                                                   4.   Forest Laboratories, Inc. ...   $42.586 per share
                                                   5.   Ivax Corporation.............   $14.028 per share
                                                   6.   Johnson & Johnson............   $59.442 per share
                                                   7.   Schering-Plough Corporation..   $18.551 per share
                                                   8.   Wyeth........................   $40.446 per share

FINAL BASKET STOCK PRICE:             The closing price of one share of the
                                      relevant basket stock on the determination date, subject to anti-dilution adjustment.

DETERMINATION DATE:                   The fifth business day prior to May 16,
                                      2005 unless extended for up to five
                                      business days.

THRESHOLD APPRECIATION PRICE:         For each basket stock, the initial basket
                                      stock price times 1.25. The threshold
                                      appreciation price for each of the basket stocks is as follows:

                                                   1.   Abbott Laboratories..........   $55.440 per share
                                                   2.   AstraZeneca PLC..............   $54.104 per share
                                                   3.   Eli Lilly and Company........   $72.024 per share
                                                   4.   Forest Laboratories, Inc. ...   $53.233 per share
                                                   5.   Ivax Corporation.............   $17.535 per share
                                                   6.   Johnson & Johnson............   $74.303 per share
                                                   7.   Schering-Plough Corporation..   $23.189 per share
                                                   8.   Wyeth........................   $50.558 per share

WEIGHTING AMOUNT:                     The weighting amount for each of the
                                      basket stocks is as follows:

                                                   1.   Abbott Laboratories..........   0.2818 per note
                                                   2.   AstraZeneca PLC..............   0.2888 per note
                                                   3.   Eli Lilly and Company........   0.2169 per note
                                                   4.   Forest Laboratories, Inc. ...   0.2935 per note
                                                   5.   Ivax Corporation.............   0.8911 per note
                                                   6.   Johnson & Johnson............   0.2103 per note
                                                   7.   Schering-Plough Corporation..   0.6738 per note
                                                   8.   Wyeth........................   0.3091 per note

THRESHOLD FRACTION:                   For each basket stock, the threshold
                                      appreciation price divided by the final
                                      basket stock price for that basket stock.

NO LISTING:                           The offered notes will not be listed on
                                      any securities exchange or interdealer
                                      market quotation system.

HYPOTHETICAL PAYMENT AMOUNT:          The tables below show several examples of
                                      hypothetical payment amounts that we would deliver on the stated maturity date in exchange for each $100.00 of the outstanding face amount of your note, if the final basket stock prices were any of the hypothetical prices shown in the final basket stock price columns. For this purpose, we have assumed that there will be no anti-dilution adjustments to the exchange rates for the basket stocks and no market disruption events.

                                      The prices in the final basket stock price column represent hypothetical closing prices for one share of the relevant basket stock on the determination date. The amounts in the exchange amount at maturity column represent the hypothetical cash value of each basket stock to be exchanged for each outstanding note, based on the hypothetical final basket stock price for that basket stock.

EXAMPLE 1:  ALL BASKET STOCK PRICES INCREASE BY 10%.

                                       INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                     BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                   WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                   ----------   ------------   ------------   ----------   ------------   ---------
Abbott Laboratories
  (ABT)...............    12.5          44.352         55.440        0.2818       $48.7872      $ 13.75
AstraZeneca PLC
  (AZN)...............    12.5          43.283         54.104        0.2888       $47.6113      $ 13.75
Eli Lilly and Company
  (LLY)...............    12.5          57.619         72.024        0.2169       $63.3809      $ 13.75
Forest Laboratories,
  Inc. (FRX)..........    12.5          42.586         53.233        0.2935       $46.8446      $ 13.75
Ivax Corporation
  (IVX)...............    12.5          14.028         17.535        0.8911       $15.4308      $ 13.75
Johnson & Johnson
  (JNJ)...............    12.5          59.442         74.303        0.2103       $65.3862      $ 13.75
Schering-Plough
  Corporation (SGP)...    12.5          18.551         23.189        0.6738       $20.4061      $ 13.75
Wyeth (WYE)...........    12.5          40.446         50.558        0.3091       $44.4906      $ 13.75

Exchange amount at maturity for each note:                                                      $110.00

EXAMPLE 2:  ALL BASKET STOCK PRICES INCREASE BY 30%.

                                       INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                     BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
        STOCK           WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
        -----           ----------   ------------   ------------   ----------   ------------   ---------
Abbott Laboratories
  (ABT)...............    12.5          44.352         55.440        0.2818       $57.6576      $ 15.63
AstraZeneca PLC
  (AZN)...............    12.5          43.283         54.104        0.2888       $56.2679      $ 15.63
Eli Lilly and Company
  (LLY)...............    12.5          57.619         72.024        0.2169       $74.9047      $ 15.63
Forest Laboratories,
  Inc. (FRX)..........    12.5          42.586         53.233        0.2935       $55.3618      $ 15.63
Ivax Corporation
  (IVX)...............    12.5          14.028         17.535        0.8911       $18.2364      $ 15.63
Johnson & Johnson
  (JNJ)...............    12.5          59.442         74.303        0.2103       $77.2746      $ 15.63
Schering-Plough
  Corporation (SGP)...    12.5          18.551         23.189        0.6738       $24.1163      $ 15.63
Wyeth (WYE)...........    12.5          40.446         50.558        0.3091       $52.5798      $ 15.63

Exchange amount at maturity for each note:                                                      $125.00

EXAMPLE 3:  ALL BASKET STOCK PRICES DECREASE BY 10%.

                                       INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                     BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                   WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                   ----------   ------------   ------------   ----------   ------------   ---------
Abbott Laboratories
  (ABT)...............    12.5          44.352         55.440        0.2818       $39.9168      $11.25
AstraZeneca PLC
  (AZN)...............    12.5          43.283         54.104        0.2888       $38.9547      $11.25
Eli Lilly and Company
  (LLY)...............    12.5          57.619         72.024        0.2169       $51.8571      $11.25
Forest Laboratories,
  Inc. (FRX)..........    12.5          42.586         53.233        0.2935       $38.3274      $11.25
Ivax Corporation
  (IVX)...............    12.5          14.028         17.535        0.8911       $12.6252      $11.25
Johnson & Johnson
  (JNJ)...............    12.5          59.442         74.303        0.2103       $53.4978      $11.25
Schering-Plough
  Corporation (SGP)...    12.5          18.551         23.189        0.6738       $16.6959      $11.25
Wyeth (WYE)...........    12.5          40.446         50.558        0.3091       $36.4014      $11.25

Exchange amount at maturity for each note:                                                      $90.00

EXAMPLE 4:  THE BASKET STOCK PRICES OF ABBOTT LABORATORIES AND ASTRAZENECA PLC
            BOTH DECREASE BY 10%, AND THE BASKET STOCK PRICES OF ELI LILLY AND COMPANY AND FOREST LABORATORIES, INC. BOTH INCREASE BY 5%.

                                       INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                     BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                   WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                   ----------   ------------   ------------   ----------   ------------   ---------
Abbott Laboratories
  (ABT)...............    12.5          44.352         55.440        0.2818       $39.9168      $11.25
AstraZeneca PLC
  (AZN)...............    12.5          43.283         54.104        0.2888       $38.9547      $11.25
Eli Lilly and Company
  (LLY)...............    12.5          57.619         72.024        0.2169       $60.5000      $13.13
Forest Laboratories,
  Inc. (FRX)..........    12.5          42.586         53.233        0.2935       $44.7153      $13.13
Ivax Corporation
  (IVX)...............    12.5          14.028         17.535        0.8911       $14.0280      $12.50
Johnson & Johnson
  (JNJ)...............    12.5          59.442         74.303        0.2103       $59.4420      $12.50
Schering-Plough
  Corporation (SGP)...    12.5          18.551         23.189        0.6738       $18.5510      $12.50
Wyeth (WYE)...........    12.5          40.446         50.558        0.3091       $40.4460      $12.50

Exchange amount at maturity for each note:                                                      $98.75

EXAMPLE 5:  THE BASKET STOCK PRICE OF ABBOTT LABORATORIES DECREASES BY 80%, THE
            BASKET STOCK PRICES OF ASTRAZENECA PLC AND ELI LILLY AND COMPANY BOTH INCREASE BY 5%, AND THE BASKET STOCK PRICES OF FOREST LABORATORIES, INC. AND IVAX CORPORATION BOTH INCREASE BY 20%.

                                       INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                     BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
        STOCK           WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
        -----           ----------   ------------   ------------   ----------   ------------   ---------
Abbott Laboratories
  (ABT)...............    12.5          44.352         55.440        0.2818       $ 8.8704      $ 2.50
AstraZeneca PLC
  (AZN)...............    12.5          43.283         54.104        0.2888       $45.4472      $13.13
Eli Lilly and Company
  (LLY)...............    12.5          57.619         72.024        0.2169       $60.5000      $13.13
Forest Laboratories,
  Inc. (FRX)..........    12.5          42.586         53.233        0.2935       $51.1032      $15.00
Ivax Corporation
  (IVX)...............    12.5          14.028         17.535        0.8911       $16.8336      $15.00
Johnson & Johnson
  (JNJ)...............    12.5          59.442         74.303        0.2103       $59.4420      $12.50
Schering-Plough
  Corporation (SGP)...    12.5          18.551         23.189        0.6738       $18.5510      $12.50
Wyeth (WYE)...........    12.5          40.446         50.558        0.3091       $40.4460      $12.50

Exchange amount at maturity for each note:                                                      $96.25

EXAMPLE 6:  ALL BASKET STOCK PRICES DECREASE BY 40%.

                                       INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                     BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                   WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                   ----------   ------------   ------------   ----------   ------------   ---------
Abbott Laboratories
  (ABT)...............    12.5          44.352         55.440        0.2818       $26.6112      $ 7.50
AstraZeneca PLC
  (AZN)...............    12.5          43.283         54.104        0.2888       $25.9698      $ 7.50
Eli Lilly and Company
  (LLY)...............    12.5          57.619         72.024        0.2169       $34.5714      $ 7.50
Forest Laboratories,
  Inc. (FRX)..........    12.5          42.586         53.233        0.2935       $25.5516      $ 7.50
Ivax Corporation
  (IVX)...............    12.5          14.028         17.535        0.8911       $ 8.4168      $ 7.50
Johnson & Johnson
  (JNJ)...............    12.5          59.442         74.303        0.2103       $35.6652      $ 7.50
Schering-Plough
  Corporation (SGP)...    12.5          18.551         23.189        0.6738       $11.1306      $ 7.50
Wyeth (WYE)...........    12.5          40.446         50.558        0.3091       $24.2676      $ 7.50

Exchange amount at maturity for each note:                                                      $60.00

                                      The payment amounts shown above in
                                      examples one to six are entirely
                                      hypothetical; they are based on market
                                      prices for the basket stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your note on the stated maturity date or at any other time, including any time you may wish to sell your note, may bear little relation to the hypothetical exchange amounts shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered notes or on an investment in any of the basket stocks. Please read "Additional Risk Factors Specific to Your Note" and "Hypothetical Payment Amounts on Your Note" in the accompanying prospectus supplement no. 372.

                                      Payments on your note are economically
                                      equivalent to the amounts that would be
                                      paid on a combination of other
                                      instruments. For example, payments on your note are economically equivalent to the amounts that would be paid on a combination of an interest bearing bond bought, and an option sold, by the holder (with an implicit option premium paid over time to the holder). The discussion in this paragraph does not modify or affect the terms of the offered notes or the United States income tax treatment of the offered notes as described under "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying prospectus supplement no. 372.

HEDGING: In anticipation of the sale of the offered notes, we and/or our affiliates have entered into hedging transactions involving purchases of all of the basket stocks on the trade date. For a description of how our hedging and other trading activities may affect the value of your note, see "Additional Risk Factors Specific to Your Note -- Our Business Activities May Create Conflicts of Interest Between You and Us" and "Use of Proceeds and Hedging" in the accompanying prospectus supplement no. 372.

DESCRIPTION OF THE BASKET STOCK
ISSUERS: According to its publicly available documents, the principal business of Abbott Laboratories is the discovery, development, manufacture and sale of a broad and diversified line of health care products. Information filed with the SEC by Abbott Laboratories under the Exchange Act can be located by referencing its SEC file number: 001-02189.

                                      According to its publicly available
                                      documents, AstraZeneca PLC is an
                                      international research based
                                      pharmaceutical company engaged in the
                                      development, manufacture and marketing of ethical (prescription) pharmaceutical products. Information filed with the SEC by AstraZeneca PLC under the Exchange Act can be located by referencing its SEC file number: 001-11960.

                                      According to publicly available documents,
                                      Eli Lilly and Company discovers, develops, manufactures and sells pharmaceutical products. Information filed with the SEC by Eli Lilly and Company under the Exchange Act can be located by referencing its SEC file number: 001-06351.

                                      According to its publicly available
                                      documents, Forest Laboratories, Inc.
                                      develops, manufactures and sells ethical drug products which require a physician's prescription, as well as non-prescription pharmaceutical products sold over the counter. Information filed with the SEC by Forest Laboratories, Inc. under the Exchange Act can be located by referencing its SEC file number: 001-05438.

                                      According to its publicly available
                                      documents, Ivax Corporation is a
                                      multinational company engaged in the
                                      research, development, manufacture and
                                      marketing of pharmaceutical products.
                                      Information filed with the SEC by Ivax
                                      Corporation under the Exchange Act can be located by referencing its SEC file number: 001-09623.

                                      According to its publicly available
                                      documents, Johnson & Johnson is engaged in the manufacture and sale of a broad range of products in the health care field. Information filed with the SEC by Johnson & Johnson under the Exchange Act can be located by referencing its SEC file number: 001-03215.

                                      According to its publicly available
                                      documents, Schering-Plough Corporation,
                                      through its subsidiaries, is engaged in
                                      the discovery, development, manufacturing and marketing of pharmaceutical products worldwide. Information filed with the SEC by Schering-Plough Corporation under the Exchange Act can be located by referencing its SEC file number: 001-06571.

                                      According to its publicly available
                                      documents, Wyeth is engaged in the
                                      discovery, development, manufacture,
                                      distribution and sale of a diversified
                                      line of products in three primary
                                      businesses: pharmaceuticals, consumer
                                      healthcare and animal health. Information filed with the SEC by Wyeth under the Exchange Act can be located by referencing its SEC file number: 001-01225.

HISTORICAL TRADING PRICE
INFORMATION:                          Abbott Laboratories, AstraZeneca PLC, Eli
                                      Lilly and Company, Forest Laboratories,
                                      Inc., Johnson & Johnson, Schering-Plough
                                      Corporation and Wyeth are traded on the
                                      New York Stock Exchange, under
                                      the symbols "ABT", "AZN", "LLY", "FRX",
                                      "JNJ", "SGP" and "WYE", respectively. Ivax
                                      Corporation is traded on the American
                                      Stock Exchange under the symbol "IVX". The following tables show the quarterly high, low and closing prices as traded on the NYSE for Abbott Laboratories, AstraZeneca
                                      PLC, Eli Lilly and Company, Forest
                                      Laboratories, Inc., Johnson & Johnson,
                                      Schering-Plough Corporation and Wyeth and as traded on the American Stock Exchange for Ivax Corporation, in each case for the four calendar quarters in each of 2002, 2003 and 2004, through November 5, 2004.
                                      We obtained the trading price information shown below from Bloomberg Financial
                                      Services, without independent
                                      verification.

                                  ABBOTT LABORATORIES

                                                                                      HIGH       LOW      CLOSE
                                                                                     -------   -------   -------
                                             2002
                                               Quarter ended March 31..............  $53.970   $48.451   $49.199
                                               Quarter ended June 30...............  $51.444   $36.626   $35.216
                                               Quarter ended September 30..........  $40.968   $28.996   $37.788
                                               Quarter ended December 31...........  $42.923   $34.281   $37.414
                                             2003
                                               Quarter ended March 31..............  $38.069   $32.157   $35.178
                                               Quarter ended June 30...............  $43.494   $36.179   $40.931
                                               Quarter ended September 30..........  $42.072   $35.403   $39.799
                                               Quarter ended December 31...........  $44.102   $38.368   $43.587
                                             2004
                                               Quarter ended March 31..............  $43.868   $36.806   $38.443
                                               Quarter ended June 30...............  $43.180   $37.648   $40.760
                                               Quarter ended September 30..........  $43.040   $38.360   $42.360
                                               Quarter ending December 31 (through
                                                 November 5, 2004).................  $44.450   $40.640   $44.450
                                               Closing price on November 5, 2004...                      $44.450

                                  ASTRAZENECA PLC

                                                                                      HIGH       LOW      CLOSE
                                                                                     -------   -------   -------
                                             2002
                                               Quarter ended March 31..............  $52.000   $43.850   $49.590
                                               Quarter ended June 30...............  $51.430   $39.710   $41.000
                                               Quarter ended September 30..........  $40.200   $29.150   $30.570
                                               Quarter ended December 31...........  $40.230   $30.980   $35.090
                                             2003
                                               Quarter ended March 31..............  $35.750   $29.980   $34.310
                                               Quarter ended June 30...............  $45.670   $34.350   $40.770
                                               Quarter ended September 30..........  $43.760   $38.450   $43.400
                                               Quarter ended December 31...........  $49.470   $44.100   $48.380
                                             2004
                                               Quarter ended March 31..............  $50.850   $46.290   $46.730
                                               Quarter ended June 30...............  $49.290   $45.640   $45.640
                                               Quarter ended September 30..........  $47.130   $41.130   $41.130
                                               Quarter ending December 31 (through
                                                 November 5, 2004).................  $43.320   $37.970   $43.320
                                               Closing price on November 5, 2004...                      $43.320

                                  ELI LILLY AND COMPANY

                                                                                      HIGH       LOW      CLOSE
                                                                                     -------   -------   -------
                                             2002
                                               Quarter ended March 31..............  $80.690   $72.860   $76.200
                                               Quarter ended June 30...............  $78.740   $56.400   $56.400
                                               Quarter ended September 30..........  $62.150   $48.150   $55.340
                                               Quarter ended December 31...........  $69.000   $55.420   $63.500
                                             2003
                                               Quarter ended March 31..............  $67.980   $53.700   $57.150
                                               Quarter ended June 30...............  $69.830   $57.730   $68.970
                                               Quarter ended September 30..........  $70.330   $57.990   $59.400
                                               Quarter ended December 31...........  $73.890   $60.780   $70.330
                                             2004
                                               Quarter ended March 31..............  $74.700   $65.000   $66.900
                                               Quarter ended June 30...............  $76.260   $67.600   $69.910
                                               Quarter ended September 30..........  $69.370   $60.050   $60.050
                                               Quarter ending December 31 (through
                                                 November 5, 2004).................  $62.010   $50.440   $57.600
                                               Closing price on November 5, 2004...                      $57.600

                                  FOREST LABORATORIES, INC.

                                                                                      HIGH       LOW      CLOSE
                                                                                     -------   -------   -------
                                             2002
                                               Quarter ended March 31..............  $42.050   $38.810   $40.850
                                               Quarter ended June 30...............  $41.570   $34.750   $35.400
                                               Quarter ended September 30..........  $41.005   $33.000   $41.005
                                               Quarter ended December 31...........  $54.630   $44.270   $49.110
                                             2003
                                               Quarter ended March 31..............  $55.500   $46.250   $53.970
                                               Quarter ended June 30...............  $60.610   $47.855   $54.750
                                               Quarter ended September 30..........  $56.030   $42.000   $51.450
                                               Quarter ended December 31...........  $62.510   $47.120   $61.800
                                             2004
                                               Quarter ended March 31..............  $77.590   $61.710   $71.620
                                               Quarter ended June 30...............  $75.200   $56.630   $56.630
                                               Quarter ended September 30..........  $57.210   $41.980   $44.960
                                               Quarter ending December 31 (through
                                                 November 5, 2004).................  $47.520   $41.010   $42.950
                                               Closing price on November 5, 2004...                      $42.950

                                  IVAX CORPORATION

                                                                                      HIGH       LOW      CLOSE
                                                                                     -------   -------   -------
                                             2002
                                               Quarter ended March 31..............  $16.856   $12.320   $12.840
                                               Quarter ended June 30...............  $12.720   $ 8.424   $ 8.640
                                               Quarter ended September 30..........  $11.592   $ 8.040   $ 9.816
                                               Quarter ended December 31...........  $10.872   $ 8.672   $ 9.704
                                             2003
                                               Quarter ended March 31..............  $10.120   $ 8.488   $ 9.800
                                               Quarter ended June 30...............  $15.960   $ 9.960   $14.280
                                               Quarter ended September 30..........  $16.360   $13.224   $15.680
                                               Quarter ended December 31...........  $19.400   $14.160   $19.104
                                             2004
                                               Quarter ended March 31..............  $21.464   $17.808   $18.216
                                               Quarter ended June 30...............  $19.832   $16.928   $19.192
                                               Quarter ended September 30..........  $20.760   $16.032   $19.150
                                               Quarter ending December 31 through
                                                 (November 5, 2004)................  $19.690   $13.420   $14.210
                                               Closing price on November 5, 2004...                      $14.210

                                  JOHNSON & JOHNSON

                                                                                      HIGH       LOW      CLOSE
                                                                                     -------   -------   -------
                                             2002
                                               Quarter ended March 31..............  $65.490   $55.500   $64.950
                                               Quarter ended June 30...............  $64.610   $52.260   $52.260
                                               Quarter ended September 30..........  $56.200   $41.850   $54.080
                                               Quarter ended December 31...........  $61.110   $53.110   $53.710
                                             2003
                                               Quarter ended March 31..............  $58.670   $50.000   $57.870
                                               Quarter ended June 30...............  $58.420   $51.540   $51.700
                                               Quarter ended September 30..........  $53.600   $49.140   $49.520
                                               Quarter ended December 31...........  $52.260   $48.730   $51.660
                                             2004
                                               Quarter ended March 31..............  $54.650   $49.500   $50.720
                                               Quarter ended June 30...............  $57.070   $50.520   $55.700
                                               Quarter ended September 30..........  $58.520   $54.490   $56.330
                                               Quarter ending December 31 through
                                                 (November 5, 2004)................  $59.450   $55.320   $59.180
                                               Closing price on November 5, 2004...                      $59.180

                                  SCHERING-PLOUGH CORPORATION

                                                                                      HIGH       LOW      CLOSE
                                                                                     -------   -------   -------
                                             2002
                                               Quarter ended March 31..............  $36.000   $30.940   $31.300
                                               Quarter ended June 30...............  $30.770   $23.300   $24.600
                                               Quarter ended September 30..........  $25.500   $20.750   $21.320
                                               Quarter ended December 31...........  $23.250   $17.300   $22.200
                                             2003
                                               Quarter ended March 31..............  $23.680   $15.450   $17.830
                                               Quarter ended June 30...............  $20.470   $16.820   $18.600
                                               Quarter ended September 30..........  $19.350   $14.950   $15.240
                                               Quarter ended December 31...........  $17.390   $14.520   $17.390
                                             2004
                                               Quarter ended March 31..............  $18.970   $15.960   $16.220
                                               Quarter ended June 30...............  $18.700   $16.100   $18.480
                                               Quarter ended September 30..........  $19.980   $17.550   $19.060
                                               Quarter ending December 31 through
                                                 (November 5, 2004)................  $18.950   $16.720   $18.430
                                               Closing price on November 5, 2004...                      $18.430

                                  WYETH

                                                                                      HIGH       LOW      CLOSE
                                                                                     -------   -------   -------
                                             2002
                                               Quarter ended March 31..............  $65.980   $61.220   $65.650
                                               Quarter ended June 30...............  $66.210   $50.200   $51.200
                                               Quarter ended September 30..........  $49.940   $29.750   $31.800
                                               Quarter ended December 31...........  $38.460   $32.050   $37.400
                                             2003
                                               Quarter ended March 31..............  $39.030   $33.570   $37.820
                                               Quarter ended June 30...............  $49.160   $34.540   $45.550
                                               Quarter ended September 30..........  $48.900   $41.530   $46.100
                                               Quarter ended December 31...........  $47.260   $37.750   $42.450
                                             2004
                                               Quarter ended March 31..............  $44.650   $36.760   $37.550
                                               Quarter ended June 30...............  $40.380   $34.650   $36.160
                                               Quarter ended September 30..........  $38.930   $33.800   $37.400
                                               Quarter ending December 31 through
                                                 (November 5, 2004)................  $40.800   $36.580   $40.520
                                               Closing price on November 5, 2004...                      $40.520

                                  As indicated above, the market prices of basket stocks have been highly volatile during recent periods. It is impossible to predict whether the price of any of the basket stocks will rise or fall, and you should not view the historical prices of the basket stocks as an indication of future performance. See "Additional Risk Factors Specific to Your Note -- The Market Price of Your Note May Be Influenced by Many Unpredictable Factors" in the accompanying prospectus supplement no. 372.